Exhibit 23.1 Consent of Independent Registered Public Accounting Firm - Haskell & White LLP

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-134889) of Taitron Components Incorporated of our report dated March 31, 2008, appearing in the Annual Report on Form 10-KSB of Taitron Components Incorporated for the year ended December 31, 2007.


                                            /s/ Haskell & White LLP

Irvine, California
March 31, 2008